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                                                                           Media
                                                                           -----
                                                                      Larry Haeg
                                                                  (415) 396-3070

                                                                       Investors
                                                                       ---------
                                                                  Bob Strickland
                                                                  (415) 396-0523

Exhibit 99(b)

                  WELLS FARGO & COMPANY INCREASES CASH DIVIDEND

San Francisco --- April 27, 1999 --- Wells Fargo & Company (NYSE: WFC) today announced an increase in its quarterly common stock dividend to 20 cents per share from 18.5 cents per share. The dividend is payable on June 1, 1999 to stockholders of record on May 7, 1999.

Wells Fargo's last dividend increase was effective September 1, 1998 when the dividend was raised from 16.5 cents per share to 18.5 cents. Wells Fargo has approximately 1.7 billion shares of common stock outstanding.

Wells Fargo & Company is a $201 billion diversified financial services company providing banking, insurance, investments, mortgage and consumer finance through almost 6,000 stores and other distribution channels across North America, including all 50 states, and elsewhere internationally.